UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On July 19, 2007, the Company issued its earnings release for the quarter ended June 30, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)        Exhibits

99.1     Press Release of Horizon Financial Corp. dated June 30, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: July 19, 2007	By: /s/ V. Lawrence Evans
V. Lawrence Evans
President and Chief Executive Officer

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Exhibit 99.1

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CONTACTS:     V. Lawrence Evans, Chairman & CEO
                        Dennis Joines, President & COO
                        Rich Jacobson, Executive VP & CFO
                        360.733.3050

NEWS RELEASE

HORIZON FINANCIAL'S EPS RISES 11% IN FISCAL 1Q08;
GENERATES 10% LOAN GROWTH WITH SOLID ASSET QUALITY

BELLINGHAM, WA - July 19, 2007 - Horizon Financial Corp. (NASDAQ: HRZB) today reported that strong loan growth supported by a robust business climate, generated record profits in the first quarter of fiscal 2008, ended June 30, 2007. Horizon earned $5.0 million or $0.41 per diluted share, up 11% from $0.37 per diluted share in the first quarter of fiscal 2007 and up 2% from $0.40 per diluted share in the fourth quarter of fiscal 2007. All per share data has been adjusted for the 5-for-4 stock split, paid in the form of a 25% stock dividend, on October 23, 2006.

First Quarter Fiscal 2008 Highlights (for the quarter ended June 30, 2007 compared to June 30, 2006):

  Earning per share increased 11% to $0.41.

  Net income grew 9% to a record $5.0 million.

  Tangible book value per share grew 11% to $10.24 from $9.25.

  Profitability remained strong with excellent performance metrics:

    Return on average equity (ROE) was 16.08% compared to 16.10%.

    Return on average assets (ROA) was 1.56%, compared to 1.59%.

    The efficiency ratio was 47.91% compared to 50.08% in the linked quarter and 46.30% a year ago.

  Asset quality continues to be superior:

    Nonperforming assets were just 0.07% of total assets compared to 0.12% a year ago.

    Reserves remained at 1.50% of loans receivable.

  Named to the Sandler O'Neill Sm-All Stars Class of 2007 as one of the top 24 banks and thrifts in the nation, the second consecutive year for earning this prestigious designation.

"Washington State was recently named by Forbes Magazine as the fifth "Best State for Business," moving up from twelfth last year and confirming our confidence that the business-friendly environment in the region is a strong contributing factor to our economic growth," stated V. Lawrence Evans, Chairman and CEO. "Washington was also the only state to rank in the top five for labor, regulatory environment and projected growth. And, last week Washington State's Office of Financial Management disclosed that Whatcom County, where we are headquartered, grew at its fastest pace in the past six years."

Although employment growth has slowed from last year's robust pace, unemployment in Washington State remained low at 4.3% in May 2007 down from 4.9% a year ago. "Bellingham's unemployment was only 3.8%, one of the lowest rates we've seen in many years," Evans noted. Tacoma and Mt. Vernon-Anacortes also are showing excellent job growth, with unemployment dropping to 4.4% in May from 5.1% a year ago for both metropolitan areas. We opened our second office in Pierce County last month, and see excellent opportunities in that market, going forward."

Conference Call Information

Management will host a conference call today, July 19, at 1:30 pm PDT (4:30 pm EDT) to discuss the first quarter fiscal 2008 results. The live call can be accessed by dialing (303) 262-2137. The replay, which will be available for a month beginning shortly after the call concludes, can be heard at (303) 590-3000 using access code 11092686#.

Review of Operations

Strong loan expansion fueled top line growth in the first quarter of fiscal 2008, with net revenues up 7% from a year ago and marginally higher than revenues in the immediate prior quarter. For fiscal 1Q08, revenues were $15.1 million, compared to $14.7 million in fiscal 4Q07 and $14.2 million in fiscal 1Q07. Interest income grew 18% to $24.9 million in the first quarter of fiscal 2008 compared to $21.2 million a year ago. Higher deposit rates and overall growth in the deposit base generated a 35% increase in interest expense, which rose to $11.5 million from $8.5 million in the like period of fiscal 2007.

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HRZB - Fiscal 1Q08 Record Profits
July 19, 2007

First quarter non-interest income grew 16% to $1.7 million compared to $1.5 million in the first quarter last year, with growth in service fees and gains from sale of loans. "Residential mortgage originations were strong in the first quarter, and sales of those loans contributed nicely to fee income," said Dennis Joines, President and COO. "The housing market in our region continues to appreciate, although the length of time houses are on the market has lengthened to more normal levels than in the past few years, when homes sold very quickly." First quarter non-interest expense grew 11% to $7.3 million, from $6.6 million in the first quarter of fiscal 2007, due primarily to the overall growth of the Bank, including staffing related expenses for our new Puyallup Office, along with other projects underway at the Bank.

The net interest margin was 4.61% in the first quarter, down just 2 basis points from the immediate prior quarter and off 21 basis points from a year ago. The yield on earning assets was 8.53% in the first quarter of fiscal 2008, up from 8.45% in the preceding quarter and 8.06% in the first quarter of last year. In the first quarter, the cost of interest-bearing liabilities was 4.05%, up just 9 basis points from the preceding quarter and up 70 basis points from the year ago quarter.

First quarter return on average equity was 16.08% compared to 16.05% in the linked quarter and 16.10% in the year ago period. Return on average assets was 1.56% in both the first quarter of fiscal 2008 and the preceding quarter and 1.59% in the first quarter a year ago. The efficiency ratio was 47.91% in the first quarter of fiscal 2008, down from 50.08% in the immediate prior quarter and up from 46.30% a year ago. "The numbers for the March 2007 quarter end included some one time expenses related to maintenance items at a few of our branch offices, which caused the uptick in the efficiency ratio for that quarter," Joines said.

Balance Sheet Review

Total assets grew 9% to $1.30 billion at June 30, 2007, from $1.19 billion at June 30, 2006. Net loans increased 10% to $1.08 billion at the end of June 2007 compared to $987 million a year earlier. The loan mix continues to reflect the business banking focus of the lending team, with commercial real estate loans representing 69% of net loans, commercial loans representing 15%, residential 11%, and consumer 5% of net loans.

Asset quality remains excellent with non-performing loans (NPLs) down to $157,000 at June 30, 2007, or 0.01% of net loans and non-performing assets (NPAs) of $882,000, or 0.07% of total assets. At the end of March 2007, NPLs were $226,000, or 0.02% of net loans, and NPAs were $951,000, representing 0.07% of assets. A year ago, both NPLs and NPAs were $1.4 million, or 0.14% of net loans 0.12% of total assets.

"While our loan portfolio is performing very well, additions to loan loss reserves were necessary during the quarter due to the growth in the Bank's loans receivable," stated Rich Jacobson, EVP and CFO. The provision for loan losses in the first quarter was $400,000 compared to no provision in the immediate prior quarter and $700,000 in the year ago quarter. This quarter over quarter fluctuation is directly related to the growth in loans receivable during the June 30, 2007 quarter as compared to the limited growth in the linked quarter. Horizon had net charge offs of $27,000 in the first quarter, compared to $80,000 in the immediate prior quarter and $30,000 a year ago. The reserve for loan losses totaled $16.3 million at June 30, 2007, representing 1.50% of net loans receivable.

Total deposits increased 12% to $988 million at the end of June 2007, compared to $892 million a year earlier. Transaction accounts grew 8% to $389 million, compared to $359 million a year ago, while time deposits increased 12% to $599 million versus $533 million at June 30, 2006.

"Deposit gathering remains an important focus, and our market continues to be highly competitive. The Northwest is an attractive and growing market, but that growth tends to attract stiff competition," Joines said. "We will continue to manage our loan growth to protect our profitability metrics and credit quality."

At June 30, 2007, Horizon's book value was $10.31 per share, compared to $9.31 a year earlier, and tangible book value was $10.24, up from $9.25 a year ago. In the first quarter of fiscal 2008, Horizon repurchased 80,600 shares at an average price of $22.16 per share. All per share data has been adjusted to reflect the 5-for-4 stock split, paid in the form of a 25% stock dividend, on October 23, 2006.

Horizon Financial Corp. is a $1.3 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels

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HRZB - Fiscal 1Q08 Record Profits
July 19, 2007

expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONSOLIDATED STATEMENTS OF INCOME	Quarter Ended	Three Month	Quarter Ended	One Year	Quarter Ended
(unaudited) (in 000s, except share data)	June 30, 2007	Change	March 31, 2007	Change	June 30, 2006
Interest income:
Interest on loans	$ 23,884	3%	$ 23,160	18%	$ 20,170
Interest and dividends on securities	1,014	5%	965	0%	1,013
Total interest income	24,898	3%	24,125	18%	21,183

Interest expense:
Interest on deposits	9,466	5%	9,012	44%	6,591
Interest on borrowings	1,991	6%	1,883	4%	1,910
Total interest expense	11,457	5%	10,895	35%	8,501
Net interest income	13,441	2%	13,230	6%	12,682

Provision for loan losses	400	NA	-	-43%	700
Net interest income after provision for loan losses	13,041	-1%	13,230	9%	11,982

Non-interest income:
Service fees	881	10%	800	2%	867
Net gain on sales of loans - servicing released	314	35%	233	40%	225
Net gain on sales of loans - servicing retained	13	1200%	1	160%	5
Net gain/(loss) on sales of investment securities	-	NA	(29)	NA	5
Other	495	-2%	503	33%	372
Total non-interest income	1,703	13%	1,508	16%	1,474

Non-interest expense:
Compensation and employee benefits	4,132	-2%	4,195	7%	3,867
Building occupancy	1,084	-11%	1,212	14%	953
Other expenses	1,593	3%	1,542	19%	1,338
Data processing	241	10%	220	11%	217
Advertising	205	-3%	212	17%	175
Total non-interest expense	7,255	-2%	7,381	11%	6,550

Income before provision for income taxes	7,489	2%	7,357	8%	6,906
Provision for income taxes	2,473	1%	2,444	6%	2,324
Net Income	$ 5,016	2%	$ 4,913	9%	$ 4,582

Earnings per share :
Basic earnings per share	$ 0.41	2%	$ 0.40	11%	$ 0.37	*
Diluted earnings per share	$ 0.41	2%	$ 0.40	11%	$ 0.37	*

Weighted average shares outstanding:
Basic	12,227,372	0%	12,258,580	-1%	12,340,146	*
Common stock equivalents	112,480	-8%	121,981	4%	108,475	*
Diluted	12,339,852	0%	12,380,561	-1%	12,448,621	*

*Adjusted for the five-for-four stock split, paid in the form of a 25% stock dividend on October 23, 2006.

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HRZB - Fiscal 1Q08 Record Profits
July 19, 2007

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION		Three Month		One Year
(unaudited) (in 000s, except share data)	June 30, 2007	Change	March 31, 2007	Change	June 30, 2006
Assets:
Cash and due from banks	$ 35,000	-14%	$ 40,833	5%	$ 33,338
Interest-bearing deposits	8,665	61%	5,379	103%	4,272
Investment securities - available for sale	54,041	2%	52,865	-9%	59,680
Investment securities - held to maturity	370	0%	370	0%	370
Mortgage-backed securities - available for sale	30,374	16%	26,233	17%	26,066
Mortgage-backed securities - held to maturity	118	-20%	148	-70%	390
Federal Home Loan Bank stock	7,247	0%	7,247	0%	7,247
Gross loans receivable	1,100,810	3%	1,070,759	10%	1,002,161
Reserve for loan losses	(16,262)	2%	(15,889)	9%	(14,854)
Net loans receivable	1,084,548	3%	1,054,870	10%	987,307
Loans held for sale	3,240	-28%	4,493	-6%	3,442
Investment in real estate in a joint venture	17,302	1%	17,169	2%	16,968
Accrued interest and dividends receivable	7,134	8%	6,626	22%	5,835
Property and equipment, net	28,673	4%	27,631	3%	27,718
Net deferred income tax assets	3,736	0%	3,733	51%	2,475
Other real estate owned	725	0%	725	NA	-
Other assets	22,368	2%	22,005	43%	15,672
Total assets	$1,303,541	3%	$1,270,327	9%	$1,190,780

Liabilities:
Deposits	$ 987,704	1%	$ 975,295	11%	$ 892,133
Other borrowed funds	157,100	13%	138,715	0%	157,135
Borrowing related to investment in real estate in a joint venture	20,689	2%	20,243	10%	18,730
Accounts payable and other liabilities	7,588	-20%	9,508	58%	4,789
Advances by borrowers for taxes and insurance	196	-57%	454	4%	188
Deferred compensation	2,001	-1%	2,020	7%	1,877
Federal income tax payable	2,628	1009%	237	72%	1,527
Total liabilities	$1,177,906	3%	$1,146,472	9%	$1,076,379

Stockholders' equity:
Serial preferred stock, $1.00 par value; 10,000,000 shares
authorized; none issued or outstanding	-		-		-
Common stock, $1.00 par value; 30,000,000 shares authorized;
12,186,224, 12,254,476, and 9,827,753 shares outstanding	$ 12,186	-1%	$ 12,254	24%	$ 9,828
Paid-in capital	51,283	0%	51,489	-5%	53,738
Retained earnings	58,850	4%	56,770	23%	47,900
Accumulated other comprehensive income	3,316	-1%	3,342	13%	2,935
Total stockholders' equity	125,635	1%	123,855	10%	114,401
Total liabilities and stockholders' equity	$1,303,541	3%	$1,270,327	9%	$1,190,780

Intangible assets:
Goodwill	$ 545	0%	$ 545	0%	$ 545
Mortgage servicing asset	242	-3%	250	-2%	247
Total intangible assets	$ 787	-1%	$ 795	-1%	$ 792

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HRZB - Fiscal 1Q08 Record Profits
July 19, 2007

LOANS (unaudited) (in 000s)	June 30, 2007		March 31, 2007		June 30, 2006
1-4 Mortgage
1-4 Family residential	$ 148,692		$ 149,885		$ 147,173
1-4 Family construction	27,963		28,576		23,236
Participations sold	(52,686)		(54,592)		(54,889)
Subtotal	123,969		123,869		115,520

Construction and land development	422,634		405,348		310,561
Multi family residential	48,148		52,727		70,823
Commercial real estate	291,705		292,212		310,227
Commercial loans	164,405		146,265		145,843
Home equity secured	43,144		45,307		43,506
Other consumer loans	6,805		5,031		5,681
Subtotal	976,841		946,890		886,641
Subtotal	1,100,810		1,070,759		1,002,161
Less:
Allowance for loan losses	(16,262)		(15,889)		(14,854)
Net loans receivable	$ 1,084,548		$ 1,054,870		$ 987,307

Net residential loans	$ 122,950	11%	$ 122,839	12%	$ 114,556	12%
Net commercial loans	161,452	15%	143,604	13%	143,181	14%
Net commercial real estate loans	750,995	69%	738,861	70%	681,158	69%
Net consumer loans	49,151	5%	49,566	5%	48,412	5%
	$ 1,084,548	100%	$ 1,054,870	100%	$ 987,307	100%

DEPOSITS (unaudited) (in 000s)	June 30, 2007		March 31, 2007		June 30, 2006
Demand Deposits
Savings	$ 19,665	2%	$ 21,628	3%	$ 26,637	3%
Checking	80,358	8%	78,294	8%	78,227	9%
Checking - non interest bearing	89,145	9%	91,703	9%	92,117	10%
Money market	199,656	20%	187,912	19%	162,249	18%
Subtotal	388,824	39%	379,537	39%	359,230	40%

Certificates of Deposit
Under $100,000	282,726	29%	273,022	28%	258,243	29%
$100,000 and above	316,154	32%	322,736	33%	274,660	31%
Total Certificates of Deposit	598,880	61%	595,758	61%	532,903	60%

Total	$ 987,704	100%	$ 975,295	100%	$ 892,133	100%

WEIGHTED AVERAGE INTEREST RATES:	Quarter Ended	Quarter Ended	Quarter Ended
(unaudited)	June 30, 2007	March 31, 2007	June 30, 2006
Yield on loans	8.88%	8.79%	8.43%
Yield on investments	4.46%	4.36%	4.28%
Yield on interest-earning assets	8.53%	8.45%	8.06%

Cost of deposits	3.90%	3.82%	3.13%
Cost of borrowings	4.95%	4.80%	4.48%
Cost of interest-bearing liabilities	4.05%	3.96%	3.35%

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HRZB - Fiscal 1Q08 Record Profits
July 19, 2007

AVERAGE BALANCES	Quarter Ended	Quarter Ended	Quarter Ended
(unaudited) (in 000s)	June 30, 2007	March 31, 2007	June 30, 2006
Loans	$ 1,076,239	$ 1,053,947	$ 956,861
Investments	91,004	88,532	94,554
Total interest-earning assets	1,167,243	1,142,479	1,051,415

Deposits	970,704	942,906	843,697
Borrowings	160,819	156,840	170,663
Total interest-bearing liabilities	$ 1,131,523	$ 1,099,746	$1,014,360

Average assets	$ 1,286,934	$ 1,262,266	$1,153,754
Average stockholders' equity	$ 124,744	$ 122,477	$ 113,862

CONSOLIDATED FINANCIAL RATIOS	Quarter Ended	Quarter Ended	Quarter Ended
(unaudited)	June 30, 2007	March 31, 2007	June 30, 2006
Return on average assets	1.56%	1.56%	1.59%
Return on average equity	16.08%	16.05%	16.10%
Efficiency ratio	47.91%	50.08%	46.30%
Net interest spread	4.48%	4.48%	4.71%
Net interest margin	4.61%	4.63%	4.82%
Equity-to-assets ratio	9.64%	9.75%	9.61%
Equity-to-deposits ratio	12.72%	12.70%	12.82%
Book value per share	$ 10.31	$ 10.11	$ 9.31 *
Tangible book value per share	$ 10.24	$ 10.04	$ 9.25 *
*Adjusted for the five-for-four stock split, paid in the form of a 25% stock dividend on October 23, 2006.

RESERVE FOR LOAN LOSSES	Quarter Ended	Quarter Ended	Quarter Ended
(unaudited) (dollars in 000s)	June 30, 2007	March 31, 2007	June 30, 2006
Balance at beginning of period	$ 15,889	$ 15,969	$ 14,184
Provision for loan losses	400	-	700
Charge offs - net of recoveries	(27)	(80)	(30)
Balance at end of period	$ 16,262	$ 15,889	$ 14,854
Reserves/Loans Receivable	1.50%	1.51%	1.50%

NON-PERFORMING ASSETS
(unaudited) (dollars in 000s)	June 30, 2007	March 31, 2007	June 30, 2006
Accruing loans - 90 days past due	$ -	$ -	$ -
Non-accrual loans	157	226	1,417
Restructured loans	-	-	-
Total non-performing loans	$ 157	$ 226	1,417
Total non-performing loans/net loans	0.01%	0.02%	0.14%
Real estate owned	$ 725	$ 725	-
Total non-performing assets	$ 882	$ 951	$ 1,417
Total non-performing assets/total assets	0.07%	0.07%	0.12%

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